Exhibit 107
Calculation of Filing Fee Tables
S-4
(Form Type)

Werewolf Therapeutics, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable

		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, $0.0001 par value per share	Other	558,968,264		$173.13	0.000087	$0.02
Fees to be Paid	2	Equity	Warrants to purchase Common Stock	Other	55,064,566		$0.00	0.000087	$0.00
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts						$173.13		$0.02
	Total Fees Previously Paid								$0.00
	Total Fee Offsets								$0.02
	Net Fee Due								$0.00
Offering Note

1.
Relates to common stock, $0.0001 par value per share (“Werewolf Common Stock”), of Werewolf Therapeutics, Inc., a Delaware corporation (“Werewolf”), issuable to holders of common stock, $0.00001 par value per share (“Ambros Common Stock”), of Ambros Therapeutics, Inc., a Delaware corporation (“Ambros”), and other Ambros security holders in the proposed merger of Wave Atlantis Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Werewolf, with and into Ambros, with Ambros continuing as a wholly owned subsidiary of Werewolf and the surviving corporation of the merger. The amount of Werewolf Common Stock to be registered includes the estimated maximum number of shares of Werewolf Common Stock that are expected to be issued (or become issuable) pursuant to the merger, without taking into account the effect of a reverse stock split of Werewolf Common Stock, assuming an estimated pre-split exchange ratio (which is subject to adjustment prior to the closing of the merger) of approximately 10.7623 shares of Werewolf Common Stock for each outstanding share of Ambros Common Stock. The issuances of (i) all shares of Werewolf Common Stock in exchange for each share of Ambros Common Stock, (ii) all shares of Werewolf Common Stock issuable upon exercise of pre-funded warrants to purchase shares of Werewolf Common Stock (“Werewolf Merger Warrants”) issued in exchange for shares of Ambros Common Stock, and (iii) all shares of Werewolf Common Stock issuable upon exercise of options to purchase shares of Werewolf Common Stock issued in exchange for options to purchase shares of Ambros Common Stock, are intended to be covered by this registration statement on Form S-4. In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover any securities that may from time to time be offered or issued resulting from forward or reverse stock splits, stock dividends or similar transactions. Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(f)(2) of the Securities Act. Ambros is a private company, no market exists for its securities, and it has an accumulated capital deficit. Therefore, the proposed maximum aggregate offering price for the shares expected to be issued pursuant to the merger is one-third of the aggregate par value of the Ambros securities expected to be exchanged in the proposed merger.

2.
Consists of Werewolf Merger Warrants issued in the merger in exchange for Ambros Common Stock, without taking into account the effect of a reverse stock split of Werewolf Common Stock, assuming an estimated pre-split exchange ratio (which is subject to adjustment prior to the closing of the merger) of approximately 10.7623 shares of Werewolf Common Stock for each outstanding share of Ambros Common Stock. The registration fee with respect to the Werewolf Merger Warrants has been allocated to the underlying shares of Werewolf Common Stock issuable upon exercise of such Werewolf Merger Warrants, as described in footnote (1).

Table 2: Fee Offset Claims and Sources	☐Not Applicable

		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	1		S-4	333-299079	9/22/2026		$0.02
Fee Offset Sources		Werewolf Therapeutics, Inc.	S-4	333-299079		9/22/2026						$0.25
Rule 457(p)
Fee Offset Claims
Fee Offset Sources

1.
This Amendment No. 2 is a pre-effective amendment that concurrently increases the number of shares of Werewolf Common Stock registered under the Registration Statement from 547,123,679 shares to 558,968,264 shares and decreases the number of warrants to purchase Werewolf Common Stock registered under the Registration Statement from 59,963,264 warrants to 55,064,566 warrants. Because the Registrant did not rely on Rule 457(o) under the Securities Act to calculate the filing fee due in connection with the initial filing of the Registration Statement, the Registrant is recalculating the total filing fee due for the Registration Statement in its entirety pursuant to Instruction 2.A.iv to the Calculation of Filing Fee Tables of Form S-4. Pursuant to Rule 457(b) under the Securities Act, the Registrant is claiming an offset of $0.02 against the $0.25 filing fee previously paid in connection with the initial filing of the Registration Statement on Form S-4, File No. 333-299079, on September 22, 2026. No additional registration fee is due.

Table 3: Combined Prospectuses	☑Not Applicable

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date